SECOND AMENDMENT TO SENIOR SECURED SUPERPRIORITY PRIMING DEBTOR-IN-POSSESSION CREDIT AGREEMENT
This SECOND AMENDMENT TO SENIOR SECURED SUPERPRIORITY PRIMING DEBTOR-IN-POSSESSION CREDIT AGREEMENT (this “Amendment”), dated as of June 12, 2019 (the “Amendment Effective Date”), is entered into among SOUTHCROSS ENERGY PARTNERS, L.P., a Delaware limited partnership (the “Borrower”) and the undersigned Lenders (as defined below) (the “Consenting Lenders”) and acknowledged by Wilmington Trust, National Association, as agent for the Lenders (in such capacity, the “DIP Agent”). Unless otherwise defined herein, all capitalized terms used herein that are defined in the Credit Agreement (as defined below) shall have the meanings given such terms in the Credit Agreement.
W I T N E S S E T H:
WHEREAS, the Borrower, the DIP Agent, and the financial institutions party thereto as lenders (the “Lenders”) are parties to that certain Senior Secured Superpriority Priming Debtor-in-Possession Credit Agreement, dated as of April 3, 2019 (as amended, restated, supplemented or otherwise modified on or before the Amendment Effective Date, including by that certain First Amendment to Senior Secured Superpriority Priming Debtor-In-Possession Credit Agreement, dated as of May 20, 2019, the “Credit Agreement”, and as amended by this Amendment, the “Amended Credit Agreement”);
WHEREAS, pursuant to the Credit Agreement, the Lenders have made Loans to the Borrower and provided certain other credit accommodations to the Borrower;
WHEREAS, in accordance with Section 8.23(e) of the Credit Agreement, the Loan Parties are pursuing a Section 363 Sale; and
WHEREAS, subject to the terms and conditions set forth herein, the parties hereto have agreed to amend the Credit Agreement in the manner set forth below.
NOW THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and agreed, the Borrower and the Consenting Lenders hereby agree as follows:
SECTION 1.    Amendment. In reliance on the representations, warranties, covenants and agreements contained in this Amendment, effective as of the Amendment Effective Date:

1.1.    Section 1.02 of the Credit is hereby amended by:

(a)	Adding the following definitions thereto in appropriate alphabetical order:

“Sale Approval Order” shall have the meaning assigned to such term in Section 8.23(f).”

(b)	Amending and restating the following definitions in their entirety as follows:

“Bid Deadline” shall have the meaning assigned to such term in Section 8.23(f).
“Section 363 Sale” means a sale of all or substantially all of the assets and business of the Loan Parties (which may include multiple sales of separate lots through partial bids that in the aggregate result in a sale of all or substantially all of the assets and business of the Loan Parties)

conducted pursuant to Section 363 of the Bankruptcy Code (it being understood, for the avoidance of doubt, that the Loan Parties may sell the Properties listed on Schedule 9.11 pursuant to Section 9.11(j) and the Net Sale Proceeds thereof shall be applied in accordance with Section 3.04(b)(ii)).”
1.2.    Section 3.04(b) is hereby amended by replacing the parenthetical “(if any)” set forth in the lead-in sentence thereof with the following: “(as further modified by the Bid Procedures Order)”.

1.3.    Section 8.23(f) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(f)    If, pursuant to Section 8.23(e), a Section 363 Sale is pursued:
(i)Not later than 55 days after the Petition Date, the Loan Parties shall have filed a motion in the Bankruptcy Court in form and substance acceptable to the Required Lenders, seeking approval of (a) the Section 363 Sale, and (b) bidding procedures (the “Bid Procedures”) and related relief in connection with the Section 363 Sale (the “Bid Procedures and Sale Motion”).

(ii)Not later than 80 days after the Petition Date, (a) the Loan Parties shall have scheduled a hearing on the Bid Procedures Motion, and (b) the Loan Parties shall have obtained entry of an order, in form and substance acceptable to the Required Lenders (the “Bid Procedures Order”), approving the Bid Procedures and setting dates for the hearings to approve the Section 363 Sale.

(iii)Not later than 115 days after the Petition Date, the Loan Parties shall have established the final deadline to receive qualified bids, and shall have received such qualified bids (the “Bid Deadline”).

(iv)Not later than 61 days after the Bid Deadline, the Loan Parties shall have obtained entry of a Final Order by the Bankruptcy Court (the “Sale Approval Order”) in respect of the Section 363 Sale of the assets, equity and/or membership interests of the Loan Parties not previously sold, in form and substance acceptable to the Required Lenders in all respects.

(v)Not later than the earlier of (i) 30 days after entry of the Sale Approval Order and (ii) the Maturity Date, the Loan Parties shall have discharged the DIP Term Loans and Roll-Up Loans by payment of such DIP Term Loans and Roll-Up Loans in full, in cash (subject to the Wind-Down Budget).”

1.4.    Schedule 9.11 is hereby amended and restated in its entirety as set forth on Annex I attached hereto.

SECTION 2.    Fees and Expenses. The Borrower shall pay to the DIP Agent and the Lender Professionals all reasonable fees and reimbursements due and owing to the DIP Agent or the Lender Professionals in connection with this Amendment including, without limitation, all reasonable and documented fees and expenses incurred by the DIP Agent (including, without limitation, reasonable fees and expenses of counsel to the DIP Agent) or the Lender Professionals in the preparation, execution, review and negotiation of this Amendment and any other related documents.

SECTION 3.    Representations and Warranties. The Borrower hereby represents and warrants to each Lender that:

3.1.    Due Authorization, No Conflicts. The execution, delivery and performance by the Borrower of this Amendment and the Amended Credit Agreement are within the Borrower’s limited partnership powers, have been duly authorized by necessary action, require no action by or in respect of, or filing with, any governmental body, agency or official (other than filings with the SEC required under applicable law) and do not violate or constitute a default under any provision of applicable law or any material agreement binding upon the Borrower or any of its Subsidiaries, or result in the creation or imposition of any Lien upon any of the assets of the Borrower or any of its Subsidiaries.

3.2.    Validity and Binding Effect. Each of this Amendment and the Amended Credit Agreement constitutes the valid and binding obligations of the Borrower enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditor’s rights generally, and subject to general principles of equity, regardless of whether considered in a proceeding in equity or law.

3.3.    No Defense. The Borrower has no defenses to (a) payment, counterclaims or rights of set-off with respect to the Secured Obligations on the date hereof or (b) the validity, enforceability or binding effect against the Borrower of the Amendment or the Amended Credit Agreement or any of the other Loan Documents or any Liens intended to be created thereby.

SECTION 4.    Miscellaneous.

4.1.    Reservation of Rights. No failure or delay on the part of DIP Agent or any Lender to exercise any right or remedy under the Amended Credit Agreement, any other Loan Document or applicable law shall operate as a consent to or waiver thereof, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise of any right or remedy, all of which are cumulative and are expressly reserved.

4.2.    Reaffirmation of Loan Documents; Extension of Liens. Any and all of the terms and provisions of the Credit Agreement and the other Loan Documents shall, except as amended and modified hereby, remain in full force and effect and are hereby ratified and confirmed. Each Loan Party hereby extends the Liens securing the Secured Obligations until the Secured Obligations have been paid in full, and agrees that this Amendment and the amendments and modifications herein contained shall in no manner affect or impair the Secured Obligations or the Liens securing payment and performance thereof.

4.3.    Parties in Interest. All of the terms and provisions of this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

4.4.    Counterparts. This Amendment may be executed in counterparts, all of which taken together shall constitute one and the same instrument. Delivery of a counterpart by facsimile or other electronic transmission (e.g., .pdf) shall be effective as delivery of a manually executed original counterpart.

4.5.    Complete Agreement. THIS AMENDMENT, THE AMENDED CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

4.6.    Release. The Borrower and each other Loan Party on their own behalf and on behalf of their predecessors, successors, heirs, legal representatives and assigns (collectively, the “Releasing Parties”), hereby acknowledge and stipulate that as of the Amendment Effective Date, none of the Releasing Parties has any known claims or known causes of action of any kind whatsoever against the DIP Agent, any other Secured Party or any of their officers, directors, employees, agents, attorneys, affiliates or representatives, or against any of their respective predecessors, successors, or assigns (each of the foregoing, collectively, the “Released Parties”). Each of the Releasing Parties hereby forever releases, remises, discharges and holds harmless the Released Parties, from any and all known claims, causes of action, demands, and liabilities of any kind whatsoever, whether direct or indirect, fixed or contingent, liquidated or nonliquidated, disputed or undisputed, which any of the Releasing Parties has or may acquire in the future relating in any way to any event, circumstance, action, or failure to act arising, taken or not taken in connection with this Amendment or the Amended Credit Agreement from the beginning of time through the Amended Effective Date.

4.7.    Covenant Not to Sue. Each of the Borrower and the other Loan Parties, on its own behalf and on behalf of the Releasing Parties, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Released Party that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Released Party on the basis of any claim released, remised and discharged by Borrower or such other Loan Party pursuant to Section 4.6 hereof.

4.8.    No Implied Waivers. No failure or delay on the part of the DIP Agent or the Lenders in exercising, and no course of dealing with respect to, any right, power or privilege under this Amendment, the Amended Credit Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Amendment, the Amended Credit Agreement or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege, all of which are cumulative and are expressly reserved. Except for the amendments set forth in Section 1, nothing contained in this Amendment shall be deemed a consent to or waiver of, or a commitment or obligation on the part of the DIP Agent or the Lenders to any future consent to or waiver of, any other action or inaction on the part of the Borrower or any other Loan Party that constitutes (or would constitute) a violation of or departure from any covenant, condition or other obligation of the Loan Parties under the Credit Agreement and the other Loan Documents. Any such waivers or consents must be specifically agreed to in writing in accordance with Section 12.02 of the Amended Credit Agreement.

4.9.    Arms-Length/Good Faith; Review and Construction of Documents. This Amendment has been negotiated at arms-length and in good faith by the parties hereto. The Borrower (a) has had the opportunity to consult with legal counsel of its own choice and has been afforded an opportunity to review this Amendment with its legal counsel, (b) has reviewed this Amendment and fully understands the effects thereof and all terms and provisions contained in this Amendment, and (c) has executed this Amendment of its own free will and volition. Furthermore, the Borrower acknowledges that (i) this Amendment shall be construed as if jointly drafted by the Borrower and the Lenders, and (ii) the recitals contained in this Amendment shall be construed to be part of the operative terms and provisions of this Amendment.

4.10.    Interpretation. Wherever the context hereof shall so require, the singular shall include the plural, the masculine gender shall include the feminine gender and the neuter and vice versa. The headings, captions and arrangements used in this Amendment are for convenience only, shall not affect the interpretation of this Amendment, and shall not be deemed to limit, amplify or modify the terms of this Amendment, nor affect the meaning thereof.

4.11.    Severability. In case any one or more of the provisions contained in this Amendment shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Amendment shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

4.12.    Reference to Credit Agreement. From and after the Amendment Effective Date, (i) the term “Agreement” in the Amended Credit Agreement, and all references to the “Credit Agreement” in any other Loan Document, shall mean the Credit Agreement, as amended by this Amendment, and (ii) the term “Loan Documents” in the Credit Agreement and the other Loan Documents shall include, without limitation, this Amendment and the Amended Credit Agreement.

4.13.    Loan Documents. The Borrower and the Loan Parties acknowledge and agree that this Amendment is a Loan Document.

4.14.    Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND, TO THE EXTENT APPLICABLE, THE BANKRUPTCY CODE.

4.15.    Direction. The Lenders party hereto, constituting the Required Lenders, hereby (i) direct the DIP Agent to execute and deliver this Amendment and (ii) acknowledge and agree that the provisions of Section 11.04 (Exculpatory Provisions) and Section 12.03 (Expenses; Indemnity; Damage Waiver) of the Credit Agreement shall apply to all actions taken by the DIP Agent in connection with this Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers on the date and year first above written.

BORROWER:	SOUTHCROSS ENERGY PARTNERS, L.P.

	By:	Southcross Energy Partners GP, LLC its general partner

	By:	/s/ Michael B. Howe
	Name:	Michael B. Howe
	Title:	Senior Vice President and CFO

Signature Page for Second Amendment to DIP Credit Agreement

[Lender Signature Pages on File with the DIP Agent]

Signature Page for Second Amendment to DIP Credit Agreement

ACKNOWLEDGED BY:
WILMINGTON TRUST, NATIONAL
ASSOCIATION, as DIP Agent

	By:	/s/ Nicole Kroll
	Name:	Nicole Kroll
	Title:	Assistant Vice President

Signature Page for Second Amendment to DIP Credit Agreement

Each of the undersigned (i) consents and agrees to this Amendment, and (ii) agrees that the Loan Documents to which it is a party (including, without limitation, the Senior Secured Superpriority Priming Debtor-in-Possession Guaranty and Collateral Agreement dated as of April 3, 2019, as applicable) shall remain in full force and effect and shall continue to be the legal, valid and binding obligation of the undersigned, enforceable against it in accordance with its terms.

CONSENTED. ACKNOWLEDGED AND AGREED TO BY:

SOUTHCROSS ENERGY FINANCE CORP.
SOUTHCROSS ENERGY OPERATING, LLC
SOUTHCROSS ENERGY LP LLC
SOUTHCROSS ENERGY GP LLC
SOUTHCROSS DELTA PIPELINE LLC
SOUTHCROSS ALABAMA PIPELINE LLC
SOUTHCROSS NUECES PIPELINES LLC
SOUTHCROSS PROCESSING LLC
FL RICH GAS SERVICES GP, LLC
T2 EF COGENERATION HOLDINGS, LLC
T2 EF COGENERATION LLC
FL RICH GAS UTILITY GP, LLC

By:	/s/ Michael B. Howe
Name:	Michael B. Howe
Title:	Senior Vice President and CFO

Signature Page for Second Amendment to DIP Credit Agreement

SOUTHCROSS CCNG GATHERING LTD.
SOUTHCROSS CCNG TRANSMISSION LTD.
SOUTHCROSS GULF COAST
TRANSMISSION LTD.
SOUTHCROSS MISSISSIPPI PIPELINE, L.P.
SOUTHCROSS MISSISSIPPI GATHERING,
L.P.
SOUTHCROSS ALABAMA GATHERING
SYSTEM, L.P.
SOUTHCROSS MIDSTREAM SERVICES, L.P.
SOUTHCROSS MARKETING COMPANY
LTD.
SOUTHCROSS NGL PIPELINE LTD.
SOUTHCROSS GATHERING LTD.
SOUTHCROSS MISSISSIPPI INDUSTRIAL
GAS SALES, L.P.

By:	Southcross Energy GP LLC, as general partner

By:	/s/ Michael B. Howe
Name:	Michael B. Howe
Title:	Senior Vice President and CFO

Signature Page for Second Amendment to DIP Credit Agreement

FL RICH GAS SERVICES, LP

By:	FL Rich Gas Services GP, LLC, its general partner

By:	/s/ Michael B. Howe
Name:	Michael B. Howe
Title:	Senior Vice President and CFO

FL RICH GAS UTILITY, LP
SOUTHCROSS TRANSMISSION, LP

By:	FL Rich Gas Utility GP, LLC, its general partner

By:	/s/ Michael B. Howe
Name:	Michael B. Howe
Title:	Senior Vice President and CFO

Signature Page for Second Amendment to DIP Credit Agreement

Annex I

Schedule 9.11
Asset Sales

1.	Sale by Southcross Alabama Pipeline, LLC to Urban Fund II, L.P., Urban Oil and Gas Partners B-1, L.P., and Urban Oil and Gas Group, LLC of certain compressor stations and associated equipment.

2.
Sale by Southcross Energy GP LLC and Southcross Energy LP LLC of (i) all of the equity and membership interests in Southcross Alabama Pipeline LLC (the “Alabama Business”) and/or all or substantially all of the assets of the Alabama Business and/or (ii) all of the equity and membership interests in Southcross Mississippi Pipeline, L.P., Southcross Delta Pipeline LLC, Southcross Mississippi Industrial Gas Sales, L.P., Southcross Midstream Services, L.P. and Southcross Mississippi Gathering L.P. (collectively the “Mississippi Business”) and/or all or substantially all of the assets of the Mississippi Business.

3.	Sale by the Loan Parties of that certain 60.8 mile 16-inch pipeline between San Diego in Duval County, Texas and Corpus Christi in San Patricio County, Texas.